POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that ROBIN I. MARSDEN, whose signature appears below, hereby constitutes and appoints MITCHELL R. KATCHER as his attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any registration statement and amendments including post-effective amendments thereto, under the Securities Act of 1933 and the Investment Company Act of 1940, where applicable, executed on behalf of Sage Life Assurance of America, Inc. (the "Company") in connection with (a) combination fixed and variable annuity contracts issued by the Company through The Sage Variable Annuity Account A, (b) variable annuity contracts issued by the Company through The Sage Variable Annuity Account A, (c) combination fixed and variable life insurance contracts issued by the Company through The Sage Variable Life Account A, and
(d) variable life contracts issued by the Company through The Sage Variable Life Account A, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission. ROBIN I. MARSDEN hereby ratifies and confirms all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue thereof.


                                        /s/ROBIN I. MARSDEN
                                        ----------------------------
                                            Robin I. Marsden
                                            Director
                                            Sage Life Assurance of America, Inc.

February 28, 2000

State of Connecticut       )
County of Fairfield        )

         On this 28th day of February, 2000, before me came ROBIN I MARSDEN, Director of Sage Life Assurance of America, Inc., to me known, and signed the above Power of Attorney on behalf of Sage Life Assurance of America, Inc.

                                                   /s/CYNTHIA WENDT
                                                    ______________________[SEAL]
                                                          Notary Public